UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2011

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2821 McGaw Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant's Telephone Number, Including Area Code:

Aftermarket Enterprises, Inc.

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2011, AllDigital, Inc. (the "Company"), a subsidiary of AllDigital Holdings, Inc., entered into a Standard Industrial/Commercial Multi-Tenant Lease -- Net (the "Lease") with Olen Commercial Realty Corp., a Nevada corporation, related to approximately 7,269 square feet of office space located at the Spectrum Technology Center in Irvine California.

The lease is for a term commencing on January 1, 2012 and expiring December 31, 2016. Initial base rent under the lease is $6,905 per month, which amount increases each year during the lease term. The Company is also obligated to paid its pro rata share of common area expense, which is initially $3,391 per month.

The foregoing summary of the Lease agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the underlying Lease, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Standard Industrial/Commercial Multi-Tenant Lease — Net (the "Lease") with Olen Commercial Realty Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllDigital Holdings, Inc.

Date: October 24, 2011	By: /s/ John Walpuck

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